Exhibit 10.3
AMENDMENT NO. 1 TO
NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT by and between FLUOROPHARMA MEDICAL, INC.  and one or more Purchasers (this “Amendment”), dated initially as of July 22, 2016, is made by FluoroPharma Medical, Inc., a Nevada corporation (the “Company”), and the undersigned (each, a “Purchaser” and, collectively, the “Purchasers”).  The Company and the Purchasers are sometimes referred to individually as “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Company and the Purchasers entered into a Note Purchase Agreement commencing on March 23, 2016 (the “Purchase Agreement”) pursuant to which the Company issued convertible promissory notes, as amended (the “Notes”) to the Purchasers;

WHEREAS, the Purchase Agreement may be amended only by a written instrument executed by the Company and the Purchasers holding a majority of the aggregate principal amount of the Notes;

WHEREAS, the Purchasers hold a majority of the aggregate principal amount of the Notes outstanding as of the date hereof; and

WHEREAS, the Company and the Purchasers desire to amend certain provisions of the Purchase Agreement, as amended by this Amendment, as described herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AMENDMENT

1.           Capitalized Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

2.           Amendments to Purchase Agreement.  The reference to 120 days as the final Additional Closing Date set forth in Section 1(a) of the Purchase Agreement shall be changed to 240 days.

3.           Ratification.  Except as expressly amended hereby, all of the terms, provisions and conditions of the Purchase Agreement are hereby ratified and confirmed in all respects by each Party hereto and, except as expressly amended hereby, are, and hereafter shall continue, in full force and effect.

4.           Entire Agreement.  This Amendment and the Purchase Agreement constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, both written and oral, between the Parties with respect thereto.

5.           Conflicting Terms.  In the event of any inconsistency or conflict between the Notes, the Agreement, and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

6.           Amendments.  No amendment, supplement, modification or waiver of this Amendment shall be binding unless executed in writing in the manner set forth in the Agreement.

7.           Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

8.           Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

9.           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Purchase Agreement as of the date set forth above.

COMPANY: FLUOROPHARMA MEDICAL, INC. By: _________________ Name: Thomas Tulip Title: President & CEO HOLDER: By: __________________ Name: